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                                                                   EXHIBIT 24.18


                                POWER OF ATTORNEY

                         Know all men by these presents:

               That I H. Jeffrey Leonard, of Global Environment Fund Management Corporation, 1225 I Street, NW, Suite 900, Washington, DC 20005 as a member of the Board of Directors of THE NATIONAL CONSUMER COOPERATIVE BANK, do hereby make, constitute and appoint as my true lawful attorney in fact Richard L. Reed or Louise M. Grant for me and in my name, place and stead to sign any and all of the following and amendments thereto executed on behalf of THE NATIONAL CONSUMER COOPERATIVE BANK and filed with the Securities and Exchange Commission, as follows:

Annual Reports on Form 10-K for the NATIONAL CONSUMER COOPERATIVE BANK.

       IN WITNESS WHEREOF, I have hereunto set my hand this 7th day of May, 2002.


/s/  H. JEFFREY LEONARD
--------------------------
Signature


State of District of Columbia )
         --------------------
                              )             SS:
County of                     )
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     On this 7th day of May, 2002, before me personally appeared the above, to me known and known to me to be the person mentioned and described in and who executed the foregoing instrument and he duly acknowledged to me that he executed the same.